Exhibit 5.1

[         ], 2018

U.S. Xpress Enterprises, Inc.

4080 Jenkins Road
Chattanooga, Tennessee 37421

Re:                             Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (No. 333-[       ]) on Form S-1 (the “Registration Statement”), to be filed on or about the date hereof, including a related prospectus filed with the Registration Statement (the “Prospectus”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an underwritten public offering of up to [        ] shares of the Company’s Class A common stock, $0.01 par value (the “Shares”), which includes [        ] Shares to be sold by the Company (the “Company Shares”), [        ]Shares to be sold by the selling stockholders (the “Selling Stockholders”) identified in the prospectus constituting a part of the Registration Statement (the “Stockholder Shares”), and up to [        ] Shares that may be sold by the Selling Stockholders upon the exercise of an option to purchase additional Shares granted to the underwriters (the “Stockholder Additional Shares”).

In rendering the opinion set forth below, we have (i) examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Registration Statement and Prospectus; (b) the Second Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (c) the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; (d) certain resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the filing of the Registration Statement, certified by the Company; (e) the form of the Underwriting Agreement (the “Underwriting Agreement”), included as Exhibit 1.1 to the Registration Statement, and (f) such other documents, records, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to render this opinion and (ii) assumed that the Shares will be sold at a price established by the Board in accordance with Section 78.215 of the Nevada Revised Statutes of the State of Nevada (the “NRS”). We have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders as to factual matters, including the representations and warranties of the Company and the Selling Stockholders made in the Underwriting Agreement, and upon certificates of public officials, the officers of the Company, and the Selling Stockholders.

In our examination of the aforesaid documents, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof (except we have not assumed the due execution and delivery by the Company of any such documents), and the conformity to authentic original documents of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the NRS. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

With respect to the Shares to be offered and sold by the Company and Selling Stockholders, we have assumed that (i) the effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded; (ii) the Prospectus will have been filed with the Commission describing the Shares offered thereby; (iii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the Prospectus; and (iv) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the Company, the Selling Stockholders, and the other parties thereto.

Based upon, subject to, and limited by the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that (i) the Company Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered, and paid for as contemplated in the Registration Statement and the Prospectus and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Stockholder Shares and the Stockholder Additional Shares have been validly issued, fully paid and nonassessable.

Our opinion represents the reasoned judgment of Scudder Law Firm, P.C., L.L.O., as to certain matters of law stated herein and should not be considered or construed as a guaranty. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter speaks as of the date hereof. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of, or update this opinion for, any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

SCUDDER LAW FIRM, P.C., L.L.O.
By:	Heidi Hornung-Scherr
Principal